UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 27, 2022

Horizon Global Corporation (Exact Name of Registrant as Specified in Charter)

Delaware	001-37427	47-3574483
_____________________ (State or Other Jurisdiction	_____________ (Commission	______________ (IRS Employer
of Incorporation)	File Number)	Identification No.)

47912 Halyard Drive, Suite 100, Plymouth, Michigan _____________________		48170 ___________ (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(734) 656-3000 _____________

Not Applicable
________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HZN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on February 10, 2022, Horizon Global Corporation (the “Company”) executed a commitment letter (the “Commitment Letter”) with Corre Partners Management, LLC (together with certain investment funds (the "Corre Funds") for which it acts as investment manager, “Corre”) pursuant to which Corre committed to purchase, solely at the Company’s option, up to $40.0 million of a new series of the Company’s preferred stock, the proceeds of which would be used by the Company to repay a portion of the Company’s 2.75% Convertible Senior Notes due July 1, 2022 (the “Convertible Notes”) and for working capital and general corporate purposes.

On June 27, 2022, the Company entered into a Preferred Stock Purchase Agreement (the “Purchase Agreement”) with the Corre Funds pursuant to which the Corre Funds purchased 40,000 shares of the Company’s Series B Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), in exchange for $40.0 million aggregate principal amount of the Convertible Notes, which were cancelled by the Company. Pursuant to the terms of the Purchase Agreement, the Company also issued the Corre Funds an additional 1,000 shares of Series B Preferred Stock in satisfaction of its obligation to pay Corre a commitment fee pursuant to the terms of the Commitment Letter.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Company is party to the Term Loan Credit Agreement, dated as of February 2, 2021 (as amended, the “Term Loan Agreement”), with Atlantic Park Strategic Capital Fund, L.P., as administrative agent and collateral agent, and the lenders party thereto. Among other things, the Term Loan Agreement provides for a delayed draw term loan facility in the aggregate principal amount of $125.0 million, $35.0 million of which was drawn in February 2022. On June 27, 2022, the Company borrowed the remaining $90.0 million under the delayed draw facility (the “June 2022 Delayed Draw Term Loan”). The proceeds of the June 2022 Delayed Draw Term Loan will be used by the Company to repay the Convertible Notes that remain outstanding at maturity.

Item 3.02 Unregistered Sales of Equity Securities.

As noted above under Item 1.01, pursuant to the terms of the Purchase Agreement, the Company issued 41,000 shares of Series B Preferred Stock.

The Series B Preferred Stock will accrue dividends in kind at a rate of 11.0% per annum, subject to increase to a maximum of 16.0% per annum upon the occurrence of certain events, including if the Series B Preferred Stock is not redeemed on or prior to the first anniversary of a repayment (a “Term Loan Repayment” or refinancing (a “Term Loan Refinancing”) of all of the terms loans outstanding under the Term Loan Agreement (the “Term Loans”). Dividends on each shares of Series B Preferred Stock accrue based on the liquidation value of the Series B Preferred Stock, which is the stated value of $1,000 per share plus accrued and unpaid dividends (the “Liquidation Value”). So long as any shares of Series B Preferred Stock remains outstanding, the Company may not, without the prior written consent of the holders of a majority of the outstanding shares of Series B Preferred Stock, pay any dividends upon the Company’s common stock.

The Series B Preferred Stock is perpetual, but is subject to voluntary redemption by the Company at its option and subject to mandatory redemption upon the first to occur of a change in control and the one-year anniversary of the maturity of the Term Loans. The redemption price with respect to each share of Series B Preferred Stock is payable in cash and is equal to (i) 102.% of the Liquidation Value if the redemption occurs on or before December 31, 2022, (ii) 105.0% of the Liquidation Value if the redemption occurs after December 31, 2022 but on or before December 31, 2023 and (iii) 106.0% of the Liquidation Value if the redemption occurs after December 31, 2023; provided that, in any event, the cash consideration a holder of Series B Preferred Stock will be entitled to receive from the Company (including the redemption price commitment fees, dividends and other distributions) will be no less than 110.0% of the consideration paid to the Company in connection with the purchase of such Series B Preferred Stock.

The Series B Preferred Stock will be convertible into shares of the Company’s common stock, par value $0.01 per share, at the holder’s option and subject to stockholder approval, if (i) the Company’s Total Net Leverage Ratio (as defined in the Term Loan Agreement), tested as of the last day of any fiscal quarter ending March 31, 2023, exceeds 6.5:1 or (ii) all of the outstanding Series B Preferred Stock is not redeemed on or before the earlier of the 91st day after a Term Loan Repayment and February 10, 2025. If the Series B Preferred Stock becomes convertible, each share of Series B Preferred Stock would be convertible into a number of shares of the Company’s common stock equal to the Conversion Value divided by 90% of the average VWAP of the common stock over a period of 30 trading days prior to such conversion, with the Conversion Value being equal to (i) 102.% of the Liquidation Value if the conversion occurs on or before December 31, 2022, (ii) 105.0% of the Liquidation Value if the

conversion occurs after December 31, 2022 but on or before December 31, 2023 and (iii) 106.0% of the Liquidation Value if the conversion occurs after December 31, 2023.

The Series B Preferred Stock is non-voting, except as otherwise required by Delaware law. In the event of any liquidation, dissolution or winding up of the Company, each Series B Preferred Stockholder is entitled to, prior and in preference to any other distribution, the Liquidation Value per share.

The offer and sale of the Series B Preferred Stock were made only to “accredited investors” (as defined by Rule 501 under the Securities Act of 1933 (the “Securities Act”)) in reliance upon exemptions from registration under the Securities Act afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder and corresponding provisions of state securities laws.

The foregoing description of the Series B Preferred Stock is qualified in its entirety by reference to the Certificate of Designations for the Series B Preferred Stock, which is attached hereto as Exhibit 3.1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the issuance of the Series B Preferred Stock, the board of directors of the Company approved the Series B Preferred Stock Certificate of Designations, which is attached hereto as Exhibit 3.1 The information regarding the Series B Preferred Stock set forth above under Item 3.02 is incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits. The following exhibits are furnished herewith:

Exhibit No.	Description

3.1	Series B Preferred Stock Certificate of Designations
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON GLOBAL CORPORATION

Date:	June 30, 2022	By:	/s/ Jay Goldbaum
		Name:	Jay Goldbaum
		Title:	General Counsel and Corporate Secretary